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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form SB-2 of C & S Bancorporation, Inc. (the "Registration Statement"), and the Prospectus constituting a part thereof (the "Prospectus"), of our report dated June 6, 2001 (except with respect to the matters discussed in Note 6 -- Subsequent Events as to which the date is August 22, 2001), relating to the financial statements of C & S Bancorporation, which appears in such Registration Statement and Prospectus. We also consent to the references to us under the heading "Experts" in such Registration Statement and Prospectus.

                                  /s/ Hancock, Askew & Co., LLP



Savannah, Georgia
September 13, 2001